UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Summary of Change in Accountants.

After Diedrich Coffee, Inc. (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2004, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) interviewed several accounting firms in connection with selecting the Company’s independent auditor for the current fiscal year. In this regard, the Company also met with KPMG LLP (“KPMG”), which served as the Company’s independent auditor for a number of years. As a result of this process, the Audit Committee selected the firm of BDO Seidman, LLP to serve as the Company’s independent auditor for the fiscal year ending June 29, 2005.

On October 26, 2004, the Audit Committee approved the appointment of BDO Seidman, LLP to serve as the Company’s independent auditor and the dismissal of KPMG upon the acceptance by BDO Seidman, LLP of such appointment.

(b) Dismissal of Prior Auditor.

KPMG was previously the principal accountants for Diedrich Coffee, Inc. On October 26, 2004, the Audit Committee approved the dismissal of KPMG as the Company’s principal accountants upon the acceptance by BDO Seidman, LLP of its appointment to serve in such capacity. The decision to change auditors was recommended and approved by the Audit Committee.

The audit reports of KPMG on the consolidated financial statements of Diedrich Coffee, Inc. as of and for the fiscal years ended June 30, 2004 and July 2, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the Company’s 2003 financial statements contained an explanatory paragraph relating to the Company’s change in method of accounting for goodwill and other intangible assets as required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective June 28, 2001.

In connection with the audits of the fiscal years ended June 30, 2004 and July 2, 2003 and the subsequent interim period through October 26, 2004, there were no disagreements or reportable events with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement or reportable event, except as described below:

In performing its audit of our consolidated financial statements for the year ended June 30, 2004, KPMG noted a matter involving our internal controls that it considered to be a reportable condition. A “reportable condition,” which may or may not be determined to be a material weakness, involves matters relating to significant deficiencies in the design or operation of internal controls that, in KPMG’s judgment, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. The reportable conditions, which were not considered by the Company to be material weaknesses, noted that the Company does not have adequate internal controls over the application of new accounting principles or the application of existing accounting principles to new transactions. Specifically, KPMG noted that in the fourth quarter of fiscal year 2004 the Company had recognized $113,000 in franchise revenue related to a terminated area development agreement when it should have been recognized in the first fiscal quarter, which resulted in us having to restate our first fiscal quarter results. It also noted that the Company had not fully addressed the impact of accounting for the warrants associated with the convertible debt issued in May 2004, and had not timely completed the assessment necessary to implement Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities.”

A letter from KPMG LLP is attached as Exhibit 99.1 to this Form 8-K.

(c) New Independent Auditor.

On October 26, 2004, the Audit Committee approved the appointment of BDO Seidman, LLP to serve as the Company’s independent auditor for the fiscal year ending June 29, 2005. As for the Company’s two most recent fiscal years, the Company did not consult BDO Seidman, LLP regarding the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did BDO Seidman, LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during the Company’s two most recent fiscal years or subsequent interim period, the Company did not consult BDO Seidman, LLP on any matter that was the subject of disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Letter from KPMG LLP dated October 29, 2004

Exhibit 99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2004

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty
Chief Executive Officer